                                                                    EXHIBIT 10.2
                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT, made and entered into as of this 4th day of January, 2001, by and between STANLEY M. TAUBE (the "Pledgor") and BERMAN CONSULTING CORP., a Minnesota corporation (the "Pledgee").

                              W I T N E S S E T H:

         WHEREAS, Pledgee has made or may make loans to Pledgor; and

         WHEREAS, Pledgor has agreed to grant Pledgee a security interest upon the collateral herein described to secure the payment of the indebtedness owed by Pledgor to Pledgee.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein, and in consideration of other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereby agree as follows:

         1. Pledgor hereby grants Pledgee a security interest in the following (the "Collateral"):

            200,000 shares of the common stock of Lakes Gaming, Inc., a Minnesota corporation, together with all additions thereto, all substitutions and replacements thereof, and the proceeds thereof.

         2. The security interest herein granted secures the payment and performance of all of the present and future indebtedness of the Pledgor to the Pledgee (the "Secured Obligations").

         3. Pledgor has title to and will at all times keep the Collateral free of all liens and encumbrances, except the security interests created hereby, and has full power and authority to execute this Pledge Agreement, to perform Pledgor's obligations hereunder and to subject the Collateral to the security interest created hereby. All costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and removing the same, if they should arise, shall be borne and paid by Pledgor.

         4. Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate assignment or other documents of transfer, if required by the Pledgee, and will at any time or times hereafter perform such other acts as Pledgee may request to establish, maintain, perfect and enforce Pledgee's security interest in the Collateral and rights under this Agreement.

         5. Pledgor will upon receipt deliver to Pledgee as additional Collateral hereunder all securities distributed on account of the Collateral such as stock, dividends and securities resulting from stock splits, reorganizations and recapitalizations.

         6. Pledgee's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Pledgee exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third party, exercises reasonable care in the selection of the bailee or other third party, and Pledgee need not otherwise preserve, protect, insure or care for any Collateral. Pledgee shall have no liability or responsibility to any third party for any action taken or omitted with respect to the Collateral on the direction of any third party.

         7. Pledgee, in the name of Pledgor or otherwise, after a default shall have occurred, shall have the authority but shall not be obligated to demand, collect, receive and receipt for, compromise, compound, settle, prosecute and discontinue any suits or proceedings in respect of any and all of the Collateral; take any action which Pledgee deems necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Pledgor any checks, drafts, notes or other documents which are Collateral or are received in payment or on account of the Collateral; to transfer any of the Collateral into its name or that of its nominee, and to notify the obligor on or issuer of any Collateral to Pledgee of any amounts due or distributable thereon; and to apply any proceeds of any Collateral against any item or items of the Secured Obligations as Pledgee, in its sole discretion, may determine, whether the same shall be due or not due.

         8. Pledgor's failure to pay any amounts owing Pledgee when due or the occurrence of any of the event of defaults defined in any promissory note of Pledgor to Pledgee shall be events of default under this Pledge Agreement.

         9. Whenever a default shall exist, Pledgee may, at its option without demand or notice, declare all or any part of the Secured Obligations immediately due and payable and Pledgee may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law, including the right to exercise all voting and other rights as a holder of the Collateral and the right to offer and sell the Collateral privately.

         10. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Pledgor at the address shown below.

         12. No delay or failure by Pledgee in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         13. This Agreement shall be binding upon and inure to the benefit of Pledgor and Pledgee and their respective heirs, representatives, successors and assigns and shall take effect when signed by Pledgor and delivered to Pledgee, and Pledgor waive notice of the Pledgee's acceptance hereof.

         14. This Agreement shall be governed by the laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1, 8 and 9 of the Uniform Commercial Code, as in effect in such state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect any other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement in the creation and payment of the Secured Obligations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                         /s/ Stanley M. Taube
                                         ---------------------------------------
                                         STANLEY M. TAUBE

                                                               PLEDGOR




                                         BERMAN CONSULTING CORP.


                                         By /s/ Lyle Berman
                                            ------------------------------------
                                            Lyle Berman, Its President

                                                               PLEDGEE





                                       3